Exhibit 32(a)

TXU US Holdings Company
Certificate Pursuant to Section 906
of Sarbanes - Oxley Act of 2002
CERTIFICATION OF CEO

The undersigned, T. L. Baker, Chairman of the Board, President and Chief Executive of TXU US Holdings Company (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 31st day of March, 2005.

                                                                                                 /s/       T. L. Baker
Name: T. L. Baker
Title:	Chairman of the Board, President and Chief Executive

A signed original of this written statement required by Section 906 has been provided to TXU US Holdings Company and will be retained by TXU US Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.